UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2019

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)
(608) 238-8008
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events
On January 25, 2019, the Board of Directors of First Business Financial Services, Inc. (the “Company”) approved a form of Performance-Based Restricted Stock Unit Agreement for future use under the First Business Financial Services, Inc. 2012 Equity Incentive Plan. Performance-based restricted stock units are granted at a target level and vest at the conclusion of a three-year performance period. The actual number of performance-based restricted stock units that vest can range from 0% to 200% of the target award based on the achievement during the performance period of long-term performance goals set in advance by the Compensation Committee of the Board of Directors. Awards are subject to forfeiture upon the occurrence of certain events prior to vesting. Performance-based restricted stock units do not have voting rights, but recipients are entitled to dividend equivalents.
The foregoing summary of the form is qualified in its entirety by reference to the complete text of the form, a copy of which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
10.1        Form of Performance-Based Restricted Stock Unit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2018	FIRST BUSINESS FINANCIAL SERVICES, INC. By: /s/ Barbara M. Conley Barbara M. Conley General Counsel